Exhibit (h)(1)(d)

Amendment to Amended and Restated Fund Accounting and Administration

Agreement Dated January 3, 2011

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of January 3, 2011 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Trust”).

WHEREAS, ALPS and the Trust have entered into an Amended and Restated Fund Accounting and Administration Agreement (the “Agreement”) dated April 12, 2010;

WHEREAS, the Forward Commodity Long/Short Strategy Fund, a new series of the Trust requires certain tax services to be performed by ALPS that are not currently enumerated in the Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Appendix B – List of Services. Appendix B is replaced in its entirety with the attached Appendix B.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ J. Alan Reid, Jr.
Name: Jeremy O. May		Name: J. Alan Reid, Jr.
Title: President		Title: President

APPENDIX B

As of January 3, 2011

SERVICES

Administrative

•	On an on-going basis (or as otherwise specified below), assist the Fund in Portfolio Compliance Testing as outlined in Section 9 to this Agreement

•	Coordinate the preparation and filing with the SEC on behalf of the Fund:

(i)	Form N-SAR

(ii)	Form N-CSR

(iii)	Form 24f-2

(iv)	Form N-PX

(v)	Form N-Q

(vi)	Form N-MFP

ALPS shall not be responsible for the accuracy or adequacy of any information contained in the documents listed in subsections (i) through (iii) above, to the extent such information is provided to ALPS by the Fund, other service providers to the Fund, or any other third party.

•	Provide assistance to the Fund related to quarterly Board of Trustees meetings by preparing board reports regarding services provided by ALPS, as requested by the Fund.

•

Assist the Fund with placement of fidelity bond and errors and omissions insurance policies. File the Trust’s fidelity bond with the SEC and monitor the Trust’s assets to assure adequate fidelity bond coverage.

•

Prepare the Fund’s annual and semi-annual financial statements including schedules of investments and the related statements of operations, assets and liabilities and, changes in net assets, as well as the financial highlights and footnotes to the financial statements.

•

Provide facilities, information and personnel, as necessary, to accommodate annual audits with the Fund’s independent accountants, or examinations conducted by the Securities and Exchange Commission or other regulatory authorities.

•	Monitor the Fund’s expense accruals by establishing expense budgets and comparing expense accruals on a periodic basis to actual expenses paid.

•	Report performance and other portfolio information to outside reporting agencies as directed by the Fund.

•	Calculate monthly performance including total return.

•	Maintain and coordinate the Fund’s blue sky registration.

Bookkeeping and Pricing

•	Maintain separate accounts for each Portfolio, all as directed from time to time by written instructions from the Fund.

•	Compute net asset value for each Class of each Portfolio and, as appropriate, compute yields, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity.

•

Obtain security market quotes from independent pricing services, if available, approved by the Fund and compare those prices to the prices available from an alternative independent pricing service (and report any variances in excess of certain tolerances agreed with the Fund), or if such quotes are unavailable, then obtain such prices pursuant to the Fund’s valuation policies and procedures, and in either case calculate the market value of each Portfolio’s investments.

•

Timely calculate and transmit to NASDAQ each Portfolio’s (and each Class of each Portfolio’s) daily net asset value and public offering price (such determinations to be made in accordance with the provisions of the Fund’s then-current Prospectuses and Statements of Additional Information relating to the Portfolios, and any applicable resolutions and policies and procedures of the Board of Trustees of the Fund) and promptly communicate such values and prices to the Fund and the Fund’s transfer agent.

•

Maintain and keep current all books and records of the Portfolios as required by Section 31 of the 1940 Act, and the rules thereunder, in connection with ALPS’ duties hereunder. Without limiting the generality of the foregoing, ALPS will prepare and maintain the following records upon receipt of information in proper form from the Fund:

(i)	Cash receipts journal

(ii)	Cash disbursements journal

(iii)	Dividend records

(iv)	Security purchases, sales and loans - portfolio securities journals

(v)	Subscription and redemption journals

(vi)	Security ledgers

(vii)	Broker ledger

(viii)	General ledger

(ix)	Daily expense accruals

(x)	Daily income accruals

(xi)	Foreign currency journals

(xii)	Trial balances

(xiii)	Historical tax lots for each security

•	Reconcile cash and investment balances with the Custodian.

•	Provide the Fund with daily Portfolio values, net asset values and other statistical data for each Class of each Portfolio as requested from time to time.

•

Compute the net income and capital gains and losses of each Portfolio and calculate income dividend rates in accordance with relevant prospectus policies and resolutions of the Board of Trustees of the Fund.

•

Assist in the preparation of certain reports (including annual and semi-annual reports, Prospectuses and Statement of Additional Information), audits of accounts, and other matters of like nature, as reasonably requested from time to time by the Fund.

Tax Services

•	Calculate dividend and capital gain distribution rates, including distributions necessary to avoid excise tax.*

•

In determining the income and excise tax distribution requirements of Forward Commodity Long/Short Strategy Fund, income from Forward Commodity Long/Short Strategy (Cayman) Fund Ltd. will be considered. ALPS will prepare any US filing requirements for the Forward Commodity Long/Short Strategy Fund as a result of its investment in Forward Commodity Long/Short Strategy (Cayman) Fund Ltd.*

•	Calculate tax disclosure information (ROCSOP) for the audited financial statements.

•	Prepare and file appropriate federal and state income and excise tax returns (and appropriate extensions).*

•	Monitor on a monthly basis each Portfolio’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

•	Calculate and monitor applicable book-to-tax differences and assist in identifying securities that give rise to book-to-tax differences .**

•	Calculate year-end tax characterizations for distributions paid during the calendar year.

*	The Fund’s independent auditors provide review and sign-off on excise distributions and income and excise tax returns. ALPS shall not analyze or investigate information or returns for foreign tax filings. State income or franchise tax return preparation is limited to the initial state of nexus and does not include additional state filing requirements that may be triggered by underlying investments in each Portfolio.

**	Security classifications to be identified include, but are not limited to, passive foreign investment company, real estate investment trust, master limited partnership, contingent debt obligations, trust preferred, grantor trust, and stapled security. The ultimate determination of the classification of securities will be the responsibility of Fund management.

Legal Services

•	Review and update Prospectus and Statement of Additional Information.

•	Provide legal review of Semi-Annual report, Annual Report & Form NSAR.

•	Coordinate Edgarization and filings of documents.

•	Prepare materials for quarterly Board of Trustee meetings, including notices, agendas and resolutions for quarterly meetings and draft actions by written consent of the Trustees

•	Coordinate the preparation, assembly and mailing of Board materials

•	Attend quarterly and special Board meetings, make presentations at such meetings as appropriate, and draft minutes of such meetings

•	Review legal contracts.

•	Oversee Trust’s Code of Ethics reporting.

•	Coordinate the printing and mailing process with outside printers for all shareholder publications

•	Maintain the Trust’s corporate calendar to monitor compliance with various SEC filing and Board approved deadlines